LEASE


                              BETWEEN


         AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP


                                and


         AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP


                           as Landlord,


                      and B.T. WOODLIPP, INC.


                             as Tenant


                  Dated as of September 21, 2006



                     (Johnstown, Pennsylvania)


                         TABLE OF CONTENTS


                                                             Page

1.   BASIC PROVISIONS                                           1
2.   LEASING AGREEMENT; TERM                                    2
3.   RENT                                                       3
4.   TAXES                                                      5
5.   ENVIRONMENTAL MATTERS                                      6
6.   COMPLIANCE WITH REQUIREMENTS                               8
7.   COVENANT AGAINST LIENS                                     9
8.   USE AND ENJOYMENT                                          9
9.   TENANT'S PROPERTY; LIEN WAIVER                            12
10.  ALTERATIONS; MAINTENANCE AND REPAIR                       13
11.  CONDEMNATION AND CASUALTY DAMAGE                          14
12.  INSURANCE                                                 17
13.  ASSIGNMENT AND SUBLETTING                                 19
14.  INDEMNIFICATION                                           21
15.  DEFAULT; REMEDIES                                         23
16.  SURRENDER OF PREMISES                                     27
17.  SUBORDINATION AND ATTORNMENT                              28
18.  ESTOPPEL CERTIFICATES                                     29
19.  NOTICES                                                   30
20.  LEASEHOLD FINANCING                                       30
21.  RIGHT OF FIRST REFUSAL                                    31
22.  [INTENTIONALLY OMITTED]                                   32
23.  GUARANTY                                                  32
24.  MISCELLANEOUS                                             33



                               LEASE


     THIS LEASE ("Lease") dated September 21, 2006 ("Effective Date"), is made and entered into by and between AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership, and AEI INCOME & GROWTH FUND XXII LIMITED PARTNERSHIP, a Minnesota limited partnership (collectively, the "Landlord"), and B.T. WOODLIPP, INC., a Pennsylvania corporation ("Tenant").

                        1. BASIC PROVISIONS

     1.1 PREMISES ADDRESS:            425 Galleria Drive.
                                      Johnstown, PA 15904

     1.2 LANDLORD NAME AND ADDRESS:   AEI INCOME & GROWTH FUND XXI.
                                      LIMITED PARTNERSHIP and AEI
                                      INCOME & GROWTH FUND XXII LIMITED
                                      PARTNERSHIP
                                      1300 Wells Fargo Place
                                      30 Seventh Street East
                                      St. Paul, Minnesota 55101

     1.3 TENANT NAME AND ADDRESS:     B.T. WOODLIPP, INC.
                                      6200 Oak Tree Boulevard, Suite 250
                                      Independence, OH 44131
                                      Attn: Chief Financial Officer
     1.4 LEASE DATE:                  September 21, 2006

     1.5 TERM:                        Twenty (20) Lease Years

     1.6 OPTIONS TO EXTEND:           One (1) period of five (5) Lease
                                      Years and one (1) period of four
                                      (4) Lease Years and eleven (11)
                                      months

     1.7 EXHIBITS:                    Exhibit A - Land Legal Description
                                      Exhibit B - Landlord Agreement
                                      Exhibit C - Memorandum of Lease
                                      Exhibit D - Guaranty of Lease
                                      Exhibit E - Subordination,
                                                  Non-Disturbance and
                                                  Attornment Agreement

                    2. LEASING AGREEMENT; TERM

     2.1. LEASING AGREEMENT. Landlord leases to Tenant and Tenant leases from Landlord upon and subject to the terms and conditions set forth in this Lease certain real estate consisting of approximately 3.1 acres of land, as legally described in attached Exhibit A, together with all easements, rights and appurtenances thereto, including, but not limited to all of Landlord's rights, if any, to use any common areas, parking, access drives and sidewalks in any center of which the real estate may be a part (the "LAND"). The Land is commonly known as 425 Galleria Drive, Johnstown, ("City"), Cambria County, Pennsylvania. The Land, together with the restaurant and other related improvements now or hereafter thereon ("IMPROVEMENTS"), are referred to in this Lease as the "PREMISES." The Premises are leased subject to all restrictions, covenants, encumbrances and other matters of record on the date of this Lease.

     2.2. TERM. The term of this Lease ("Term") shall commence ("COMMENCEMENT DATE") on the Effective Date and, unless extended or earlier terminated as provided herein, shall expire ("EXPIRATION DATE") at midnight on the last day of the twentieth
(20th) "Lease Year" thereafter. "LEASE YEAR" shall mean and refer to that period of twelve (12) full consecutive calendar months beginning with the first full calendar month of the Term and each subsequent period of twelve (12) consecutive calendar months during the Term, provided that if the Term commences on other than the first day of a calendar month, then the initial fractional month of the Term plus the next succeeding twelve (12) full calendar months shall constitute the first Lease Year of the Term and provided, further, that if this Lease is terminated prior to the Expiration Date, the last Lease Year may contain less than twelve (12) full calendar months.

     2.3. EXTENSION OF THE TERM. Provided that this Lease is in full force and effect and no Event of Default has occurred and is continuing, Tenant shall have the option to extend the Term for up to one (1) period of five (5) Lease Years and one (1) additional period of four (4) Lease Years and eleven (11) months each upon all of the provisions of this Lease, which extension options shall automatically be deemed exercised two hundred seventy (270) days prior to the then current Expiration Date without the requirement for any further notice; provided, however, that Tenant shall have the right to terminate this Lease (and void any such automatic extension and all remaining extension options) effective as of any then current Expiration Date by giving written notice thereof to Landlord not less than two hundred seventy (270) days before such then current Expiration Date; and provided, further, that this Lease shall not be automatically extended (and Tenant shall be deemed to have given written notice of non-renewal) if on the date which is two hundred seventy (270) days prior to the then current Expiration Date an Event of Default has occurred and is continuing, and in such event this Lease shall terminate on the then current Expiration Date. If and each time this Lease is so extended, the word "TERM" shall be deemed to include the five (5) year extension period with respect to which the option has been exercised and the term "EXPIRATION DATE" shall mean the last day of such five (5) year extension period.

     2.4. PREMISES LEASED "AS-IS". LANDLORD HEREBY LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE PREMISES "AS IS," AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR

REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR
REPRESENTATION AS TO ITS FITNESS FOR USE, PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION , IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS, AND THAT THE PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE PREMISES OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS
SECTION 2.4 HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES, ARISING PURSUANT TO STATUTE, JUDICIAL DECISION, THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW, RULE, REGULATION OR ORDER NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

     Tenant acknowledges and agrees that Tenant has examined the title to the Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

     2.5. TRUE LEASE. Landlord and Tenant intend for this Lease to be a true lease and not a transaction creating a financing arrangement. Each party shall take all reasonable steps to reflect the transaction represented hereby in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

     2.6. NON-TERMINABLE. Except as and to the extent expressly set forth in Section 2.3 (with respect to non-renewal of this Lease) and in Article-11 of this Lease, Tenant shall have no right to terminate this Lease. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

                              3. RENT

     3.1. BASE RENT. Tenant shall pay to Landlord as annual base rent ("BASE RENT") the amount set forth in column (b) below for the corresponding Lease Years set forth in column (a) below:

     (a) LEASE YEAR (b) ANNUAL BASE RENT  (c) MONTHLY BASE RENT

     1-5             $195,710.00           $16,309.17
     6-10            $210,388.25           $17,532.35
     11-15           $226,167.37           $18,847.28
     16-20           $243,129.92           $20,260.83
     21-25*          $261,364.67           $21,780.39
     26-end**        $280,967.02           $23,413.92


[an asterisk (*) indicates an extension period; the number of asterisks corresponds to the Respective extension period.]

    Base Rent shall be paid to Landlord in monthly installments ("MONTHLY BASE RENT") in the respective amounts set forth in column (c) above in advance on the first day of each month for which the same is due during the Term. Rent for any partial month shall be prorated on a per diem basis.

    3.2. PAYMENT. All charges and costs payable by Tenant to Landlord or any other third party pursuant to this Lease in addition to Base Rent shall be considered "ADDITIONAL RENT". Base Rent and Additional Rent are sometimes referred to collectively as "RENT." Except as otherwise specifically provided in this Lease, all Rent shall be paid by Tenant to Landlord without notice, demand, offset, abatement, reduction or deduction by check payable to Landlord and sent to Landlord at the address indicated in
Section 1.2 or to such other person, entity or place as Landlord may from time to time designate by notice to Tenant. If required by Landlord, Tenant shall make payments of Monthly Base Rent to Landlord by wire transfer in immediately available federal funds to such account in such bank as Landlord may designate from time to time upon not less than thirty (30) days' notice to Tenant, which account shall be the same account to which Tenant and/or Tenant's affiliates who lease other properties from Landlord named herein (or its affiliates) wire transfer payments of Monthly Base Rent for at least nine (9) other properties. Monthly Base Rent for the period from and including the Commencement Date through and including the last day of the first full calendar month of the Term shall be paid in advance on the Commencement Date.

    3.3. LATE PAYMENTS. If Tenant shall fail to make payment of any installment of Base Rent or any Additional Rent payable to Landlord (rather than to a third party) within ten (10) days after the date when each such payment is due, Tenant shall pay to Landlord interest at a rate equal to the Default Rate (as hereinafter defined) on the amount unpaid computed from the date such payment of Base Rent or Additional Rent was due to and including the date of payment thereof (but only with respect to amounts payable directly to Landlord or that are not otherwise subject to an interest or similar charge that will be treated as Base Rent or Additional Rent hereunder). Further, if any installment of Monthly Base Rent is not paid within fifteen (15) days after the date the same is due, Tenant shall pay to Landlord, on demand, as Additional Rent, a late charge (the "LATE CHARGE") equal to four percent (4%) of such overdue installment of Monthly Base Rent.

    3.4. NET LEASE. This is a net lease and Base Rent, Additional Rent and, except as otherwise expressly set forth herein, all other sums payable hereunder by Tenant shall be paid without defense (other than defense of prior payment), notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction or reduction. During the Term of this Lease, Tenant shall be obligated to pay and shall be liable for all costs and expenses associated with or arising from the use, operation, maintenance, repair or improvements of the Premises (regardless of whether such costs and expenses are charged or imposed against Landlord or Tenant).

                             4. TAXES

      4.1. As used in this Lease, the term "PREMISES TAXES" shall mean all real estate, personal property, ad valorem and other taxes and assessments, general and special, and all other governmental charges levied, assessed or imposed on or with respect to the Premises or which arise from the ownership, leasing, use, occupancy or possession of all or any portion of the Premises. Without limitation of the foregoing, it is hereby specifically agreed that "Premises Taxes" include all taxes and other governmental charges assessed or levied (i) on or with respect to any Base Rent or Additional Rent payable under this Lease, (ii) with respect to any period prior to or during the Term, and (iii) any interest, penalties, fines and other amounts charged for late payment or non-payment of any Premises Taxes. Notwithstanding the foregoing, Premises Taxes shall not include
(A) any taxes or assessments imposed on or with respect to Tenant's Property (as defined in Section 9.1), (B) any income, franchise or other taxes measured by Landlord's income or profit from the Premises on a net basis, other than any sales, use, rent, occupancy or similar taxes on or with respect to Base Rent or Additional Rent, or (C) any gifts, estate or other transfer taxes imposed on Landlord.

    4.2. PAYMENT.

          (a) Tenant shall pay Premises Taxes to the appropriate governmental authority before delinquency and before any interest, penalties or fines may be charged with respect thereto and shall deliver a copy of all paid tax bills to Landlord promptly upon request.

          (b) If any Premises Taxes relate to a fiscal period which is partly within and partly outside of the period for which Tenant is responsible, the amount thereof shall be prorated so that Tenant will be responsible for that portion which relates to the period prior to and after the Commencement Date and through the Expiration Date and Landlord will be responsible for the portion after the Expiration Date.

          (c) Any refunds (including any accrued interest) of Premises Taxes applicable to the period prior to and during the Term shall be the property of Tenant and to the extent received by Landlord shall be paid over to Tenant promptly after receipt thereof. Any refund of Premises Taxes shall be deemed a reduction of Additional Rent hereunder.

      4.3. CONTEST. Subject to the provisions hereof, Tenant, at its own expense, may contest Premises Taxes in any manner permitted by law, in Tenant's name, and, whenever necessary, in Landlord's name and Landlord will cooperate at Tenant's sole cost and expense with Tenant and execute any documents reasonably required for such purpose. Any such contest shall be conducted by Tenant in good faith and at its sole cost and expense, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Premises Taxes so contested, (ii) the sale, forfeiture or loss of the Premises, any Base Rent or any Additional Rent to satisfy the same, (iii) any interference with the use or occupancy of any of the Premises, and
(iv) any interference with the payment of any Base Rent or the portion of any Additional Rent that does not represent the Premises Taxes being contested under this Section 4.3. In no event shall Tenant pursue any contest with respect to any Premises Taxes in any manner that exposes Landlord to (a) criminal liability, penalty or sanction, (b) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord, or (c) defeasance of its interest the Premises. Tenant agrees that each such contest shall be diligently prosecuted to a final conclusion. Tenant shall pay and save Landlord harmless from and against any and all losses, judgments, decrees and costs (including, without limitation, attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith.

                     5. ENVIRONMENTAL MATTERS

     5.1. DEFINITIONS. For purposes of this Lease the following terms shall have the following meanings:

          (a) "ENVIRONMENTAL LAWS" - all present and future laws, statutes, rules, regulations, orders and other requirements of any federal, state, local or other governmental authority relating to the environment, environmental protection or regulation, the emission, disposal or discharge or the actual or threatened release into the environment of pollutants or contaminants or to any Hazardous
     Substance or HS Activity. Without limitation of the foregoing, Environmental Laws include each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq.; the Resource Conversation and Recovery Act of 1976, 42 U.S.C. 6901, et seq.; the Toxic Substance Control
     Act, 15 U.S.C.  2601, et seq.; the Water Pollution Control Act
     (also knows as the Clean Water Act), 33 U.S.C.  1251, et seq.;
     the Clean Air Act, 42 U.S.C. 7401, et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. 5101, et seq., and any similar state laws.

          (b) "HAZARDOUS SUBSTANCE" - any substance defined or classified in any Environmental Laws as a toxic or hazardous chemical, waste, material or substance, or as a pollutant or contaminant (including, without limitation, petroleum or any by-product or fractions thereof, lead, asbestos and asbestos containing materials, polychlorinated byphenyls and radioactive or explosive materials); and any substance which if present requires investigation or remediation under any Environmental Law or results in liability thereunder for exposure thereto or discharge thereof.

       (c)   "HS   ACTIVITY"  -  the  generation,  manufacture,
  handling,   transportation,   usage,   treatment,    release,
  discharge,  removal,  storage or disposal  of  any  Hazardous
  Substance.

  5.2. TENANT OBLIGATIONS.

       (a) On or after the Commencement Date, Tenant (i) shall not conduct or knowingly permit any HS Activity in, on or from the Premises or knowingly allow any Hazardous Substances on the Premises, in each case, in violation of any Environmental Laws, and (ii) shall comply or cause compliance with all Enviromnental Laws applicable to Tenant's use or occupancy of the Premises, and shall cause the Premises to comply with all Environmental Laws; in each case specifically including, but not limited to, any condition existing on the Commencement Date, except to the extent such violation results from, or compliance is required as a result of, any act of Landlord or any act or omission of any other person other than Tenant and its members, managers,
  affiliates,   officers,  directors,  employees,  contractors,
  representatives, agents, assignees or subtenants (collectively, "TENANT'S PARTIES") (the obligations of Tenant under the preceding clauses (i) and (ii) are called "Tenant's Compliance Obligation"). Tenant shall promptly give notice to Landlord if Tenant becomes aware of any action, claim, suit or proceeding
  relating  to  a  violation  or  alleged  violation   of   any
  Environmental Laws filed or threatened against Tenant or the Premises. If, at any time during the Term, Hazardous Substances shall exist in or on the Premises to which Tenant's Compliance
  Obligation  applies,  then  Tenant  shall,  or  shall   cause
  responsible third parties to, promptly commence and diligently implement all investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (collectively, "REMEDIAL WORK") to the extent required by Environmental Laws, and in compliance with all Environmental Laws, all at Tenant's sole cost and expense.

       (b) Tenant agrees to indemnify, defend and hold harmless Landlord, any Landlord Lender and their respective managers, partners, members, officers, directors, shareholders, employees and agents ("LANDLORD INDEMNITEES") from and against any and all claims, demands, actions, liabilities, damages, assessments, losses, fines, penalties, costs and expenses, including remediation, clean-up and detoxification costs and reasonable attorneys' fees, arising from or related to any breach or violation by Tenant of its obligations set forth in Section 5.2(a). The provisions of Section 5.2 shall survive the expiration or termination of this Lease.

       (c) Upon Landlord's request, at any time after the occurrence and during the continuance of an Event of Default or at such other time as Landlord has reasonable grounds to believe that Tenant is in violation of Tenant's Compliance Obligation, Tenant shall cause an inspection or audit of the Premises by an
  environmental   engineer  or  other  appropriate   consultant
  reasonably approved by Landlord to determine the presence or absence of Hazardous Substances on the Premises. If Tenant fails to effectuate the commencement of such inspection or audit within thirty (30) days after such request or fails to deliver a written report of such inspection or audit to Landlord within sixty (60) days after such request, Landlord may order the same, and Tenant hereby grants to Landlord and its respective employees, contractors and agents access to the Premises upon prior reasonable notice to undertake such inspection or audit, provided that such inspection or audit does not interfere with the conduct of Tenant's business on the Premises, Landlord provides Tenant certificates of insurance naming Tenant as an additional insured and containing such types of insurance and limits as Tenant reasonably requires, Landlord promptly repairs any damage caused by such testing and restores the Premises to the condition in which it existed immediately prior to such damage at Landlord's sole cost and expense, and Landlord shall indemnify Tenant if and to the extent required under Section 14.2 hereof for all loss, cost, damage, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys' fees, court costs and disbursements) incurred by Tenant arising from or by reason of such inspection or audit. The cost of such inspection or audit shall be paid (i) by Tenant if such inspection or audit shall confirm a violation of Tenant's Compliance Obligation or (ii) by Landlord if such inspection or audit does not confirm a violation of Tenant's Compliance Obligation.

          (d) Landlord and Tenant expressly agree that, notwithstanding anything to the contrary set forth in this Lease (including, but not limited to, the provisions of
     Section 14.1 hereof), except in the case of Tenant's obligations expressly set forth under Sections 5.2(a), (b) and (c) hereof, Tenant shall have no obligation under this Lease (i) to defend, indemnify or hold harmless Landlord or Landlord Indemnitees with respect to any Hazardous Substance, Environmental Laws or HS Activity, (ii) to engage any environmental engineer or appropriate consultant with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iii) to conduct any audit or inspection of the
     Premises with respect to any Hazardous Substance, Environmental Laws or HS Activity, (iv) to comply or cause compliance with any Environmental Laws, or (v) to perform or cause performance of any Remedial Work with respect to any Hazardous Substance, Environmental Laws or HS Activity.

     5.3. LANDLORD OBLIGATIONS. On or after the Commencement Date, Landlord shall not conduct any HS Activity on, about or from the Premises. Landlord shall promptly give notice to Tenant if Landlord becomes aware of any action, claim, suit or proceeding relating to a violation or alleged violation of any Environmental Laws filed or threatened against Landlord or the Premises or if Landlord has received notice or has actual knowledge of any HS
Activity on the Premises caused by a person other than Tenant or any Tenant Party.

                  6. COMPLIANCE WITH REQUIREMENTS

     6.1. COMPLIANCE WITH LAW. During the Term, Tenant shall comply, and shall cause the Premises to comply, in all material respects with and shall correct any violation of any laws, statutes, ordinances and other legal and insurance requirements, whether now or hereafter in force, applicable to the Premises or Tenant's use or occupancy of the Premises, including without limitation, the Occupational Safety and Health Act, as amended ("OSHA"), the Americans with Disabilities Act of 1990, as amended ("ADA"), and, subject to Section 5.2, all Environmental Laws. Tenant shall procure, maintain and comply, and shall cause the Premises to comply, with any and all permits, approvals, licenses and other governmental authorizations required for the lawful use, operation, maintenance and any "Alteration" (hereinafter defined) of the Premises.

     6.2. COMPLIANCE WITH PERMITTED ENCUMBRANCES. Tenant agrees that with respect to all easements, conditions, covenants, restrictions, encumbrances or agreements now affecting the Premises or which are hereafter created by or consented to by Tenant (collectively, the "PERMITTED ENCUMBRANCES"), Tenant shall observe, perform and comply with, and cause the Premises to comply with, and carry out and perform all of the obligations therein which  are  to  be  observed and performed by  the  owner  or  any occupant of the Premises thereunder, and shall pay all assessments, fees, costs and expenses required to be paid by the owner or any occupant of the Premises thereunder.

                     7. COVENANT AGAINST LIENS

       7.1. LIENS. Tenant shall not cause, suffer or permit any mechanic's, materialmen's judgment or other lien ("LIEN") to be filed against the Premises (other than any Lien arising due to any act or omission of Landlord or its agents); provided that nothing herein shall be deemed to limit the rights of Tenant Lender under
Section 20.2 hereof. If any Lien shall be filed against all or any portion of the Premises (other than any Lien arising due to any act or omission of Landlord or its agents), (i) Tenant shall give notice thereof to Landlord within ten (10) business days after the date on which Tenant first becomes aware of the filing of any such Lien, and (ii) within forty-five (45) days after first becoming aware of such filing, (but in any event before any enforcement action to foreclose is taken with respect to such Lien), Tenant, at its sole cost and expense, shall cause the Lien to be discharged of record or bonded over by any statutory bonding procedure sufficient to prevent foreclosure or other enforcement of such Lien, and shall deliver notice thereof to Landlord, failing which Landlord shall have the right, but shall not be obligated, to discharge the Lien without investigating the validity or amount thereof. Tenant shall reimburse Landlord on demand for any reasonable amounts so paid or incurred by Landlord, including reasonable expenses and attorneys' fees incurred in connection therewith.

     Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Premises through or under Tenant, and that no mechanic's, materialman's or other Liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Premises.


                     8. USE AND ENJOYMENT

      8.1.     USE.

          (a) Unless otherwise approved in writing by Landlord, during the Term the Premises shall be used only for the operation of an Applebee's Restaurant, including without limitation, ancillary carry-out food service and the sale of beer, wine and other alcoholic beverages, or, if a change in use is requested by Franchisor, any other restaurant which may be affiliated with or franchised by Franchisor. The Premises shall be attractive in appearance and Tenant shall conduct its business in a lawful and reputable manner. Tenant shall not commit waste on the Premises and shall not occupy or use the Premises or permit the same to be used or occupied for any purpose or in any manner that violates any applicable legal or govermnental requirement.

         (b)  Tenant shall continuously operate a business pursuant to
    Section 8.1(a) from the Premises during the Term of this Lease; provided, however, that Tenant may temporarily cease its operations at the Premises for (i) restoration, alteration and repair obligations pursuant to the terms of its Franchise Agreement; (ii) the performance of Alterations permitted under this Lease; or (iii) as a result of any emergency, casualty or event of force majeure.

         (c) All garbage, trash and refuse generated from the operation of the business conducted on the Premises shall be placed in appropriate garbage receptacles and, at Tenant's sole cost and expense, removed from the Premises with sufficient frequency so as to avoid any accumulation thereof outside of such receptacles.

       8.2. EXTERIOR SIGNS, AWNINGS AND CANOPIES. Tenant, at its sole cost and expense, may at any time and from time to time during the Term install, alter, and/or replace any and all exterior signs, awnings and/or canopies as Tenant may determine, so long as they are in compliance with all applicable laws and all Permitted Encumbrances. Tenant, at its sole cost and expense, shall obtain all necessary permits for all signs, awnings and canopies on the Premises and shall maintain the same in good condition and repair.

       8.3. UTILITIES. Tenant shall arrange and contract, in its name, for and pay when due all charges for water, gas, electricity, cable TV, telephone, trash removal, scavenger service and other utility services used or consumed on the Premises by Tenant or its agents during the Term, all of which shall be separately metered and billed to Tenant.

     8.4. QUIET ENJOYMENT. Landlord covenants with Tenant that Tenant, upon paying Rent to Landlord and performing Tenant's other covenants in this Lease, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the Premises during the Term without any interference from Landlord or anyone claiming by, through or under Landlord.

     8.5.  SIGNAGE  RIGHTS, PARKING, ACCESS,  EASEMENTS.  Landlord
covenants with Tenant that Landlord shall not engage in any action, or grant any rights which affect parking at the Premises, access to the Premises, means of ingress and egress to and from the Premises, visibility to or from the Premises, Tenant's signage at the Premises or rights to the roof of the Premises, any telecommunications equipment or utilities which service the Premises, Tenant's air rights and any other rights to which Tenant may be entitled pursuant to any easement agreements or similar agreements affecting the Premises without Tenant's prior written consent, which may be granted or withheld in Tenant's sole discretion but shall not be unreasonably withheld if such action will not materially adversely affect the conduct of Tenant's business at the Premises. Landlord agrees to deliver to Tenant copies of any notices Landlord receives with respect to the aforementioned rights. Landlord agrees that so long as no Event of Default shall have occurred and be continuing, upon request by Tenant (and only after all documentation reasonably required to consummate the relevant transaction shall have been provided to Landlord), Landlord shall (i) enter into, modify or grant such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as Tenant may desire for the operation of the Premises (including, without limitation, consenting to site and common area changes affecting access, parking, tenant mix and the like and approving uses or users of the other properties in the vicinity of the Premises which Tenant reasonably believes will have a positive impact on its business at the Premises) (collectively, "EASEMENTS"), or (ii) dedicate or transfer, minor non-essential unimproved portions of the Premises for road, highway or other public purposes to the extent such dedications or transfers are consistent with commercially reasonable development or operation of the Premises or, in Tenant's reasonable judgment, will have a positive impact on its business at the Premises (the "DEDICATIONS"); provided, that Landlord shall be obligated to take such action only if (A) any such Easements or Dedications do not adversely affect the value of the Premises (other than to a de minimis extent), do not unreasonably render the use of the Premises dependent upon any other property or unreasonably condition the use of the Premises upon the use of any other property, and do not adversely affect (other than to a de minimis extent) the use, or visibility of, or access to, the Premises, (B) Tenant advises Landlord of the amount of the consideration, if any, being paid for such Easements or Dedications and that Tenant considers such consideration, if any, to be fair under the circumstance and that such consideration, if any, shall be paid to Landlord, (C) Tenant acknowledges in writing that for so long as this Lease is in effect, Tenant will perform all obligations, if any, of Landlord under the applicable instrument and Tenant will remain obligated under this Lease and AAG (if the Guaranty is then in effect) acknowledges in writing that AAG will remain obligated under the Guaranty, in each case in accordance with their respective terms, and (D) Tenant pays all out-of-pocket costs and expenses incurred by Landlord in connection with said Easements or Dedications including, without limitation reasonable attorneys' fees. Subject to the foregoing clauses (A) through (D), Landlord shall cooperate with Tenant's efforts to enter into any Dedications or Easements.

    If Tenant shall submit a request to Landlord for Landlord's cooperation in connection with any such Easement or Dedication which requires Landlord's approval or execution of any document, Landlord shall (x) approve such Easement or Dedication, and execute and deliver to Tenant all documents required in connection therewith, within ten (10) days of receiving Tenant's request for approval, or (y) disapprove Tenant's request in a written notice with a detailed explanation of its objections delivered to Tenant within ten (10) days of receiving Tenant's request for approval. If Landlord fails to respond within such ten (10) day period, Tenant's request with respect to such Easement or Dedication shall be deemed to be approved by Landlord hereunder and Tenant is hereby authorized and empowered to execute and deliver on behalf of Landlord, as Landlord's attorney-in-fact, all instruments and documents required in connection therewith.

    If  Landlord timely disapproves of a Tenant request under this
Section 8.5, then Tenant may elect, by delivering written notice to Landlord, to resolve the matter by expedited arbitration in accordance with this paragraph. Landlord and Tenant shall mutually select a single arbitrator within ten (10) days after delivery of Tenant's notice of arbitration hereunder. If the parties cannot agree upon an arbitrator within such period, then either party may request that a qualified arbitrator be appointed by the office of the American Arbitration Association located nearest to the Premises. Following selection or appointment, the arbitrator shall meet jointly with representatives of Landlord and Tenant within twenty (20) days to consider the parties' positions on the disputed issue and the arbitrator shall render a written decision within two (2) business days following such meeting. The decision of the arbitrator shall be final, binding on the parties and nonappealable. The arbitration shall otherwise be conducted in accordance with the American Arbitration Association's rules for expedited dispute resolution in effect at the time. The non-
prevailing party in any such arbitration shall pay the arbitrator's fee and expenses.

     8.6. WARRANTIES, GUARANTIES AND INDEMNITIES. Landlord assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller (other than the Seller under the Purchase and Sale Agreement from whom Landlord acquired the Premises), engineer, contractor or builder with respect to the Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the "guaranties"). Such assignment shall remain in effect during the Term. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney (which shall contain indemnity agreements from Tenant to Landlord which shall be in form reasonably satisfactory to Landlord), as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment of guaranties effected or intended to be effected by this Section 8.6. Upon the occurrence of a termination of this Lease, the guaranties shall automatically revert to Landlord.

                 9. TENANT'S PROPERTY; LIEN WAIVER

     9.1. TENANT'S PROPERTY. Landlord agrees that all (i) fixtures, furniture, furnishings, equipment (other than floor and wall coverings, fixtures which are "built-ins" or constitute an integral part of the Building, the walk-in cooler, heat, air conditioning and ventilation systems, electrical, mechanical and plumbing systems, all of which are owned by and are the property of Landlord), Kitchen Equipment (as hereinafter defined), inventory, merchandise, goods, chattels, trade fixtures, signage, appliances display cases, supplies, tools, machinery, security systems, computer software or other personal property of Tenant (including, without limitation, trade fixtures in, on, around or affixed to the Premises), (ii) fixtures, furniture, furnishings, equipment, supplies, tools, machinery, security systems, computer software, signage and other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Premises) which display the name, trade name, trademark, service mark, logo, insignia, slogan, emblem or symbol of Applebee's International Inc.'s ("Franchisor") or of Tenant ("Distinctive Property"), and (iii) all licenses, permits, approvals and authorizations, if any, which are required in connection with the operation of Tenant's business, including, without limitation, all liquor licenses, at any time located on the Premises (collectively, "Tenant's Property"), shall be and at all times remain the property of Tenant regardless of whether the same (x) is affixed to the Improvements on the Land or the manner in which the same is affixed (unless permanently affixed) or (y) may now or hereafter be regarded as a fixture or as property of Landlord by operation of law or otherwise, unless, however, such fixtures and equipment cannot be removed without substantial damage to any Improvements which cannot be easily repaired. As used herein the term "Kitchen Equipment" shall include, without limitation, kitchen fixtures (except for sanitary plumbing fixtures), counters, stainless steel equipment, ranges, ovens, display cases and refrigeration equipment (excluding the walk-in cooler). Tenant shall have the right at any time and from time to time during the Term and, subject to the provisions of Section 16.2 below, within fifteen (15) days after the end of the Term to remove any Tenant's Property from the Premises.

     9.2. WAIVER OF LANDLORD'S LIEN. Tenant contemplates financing from time to time some or all of Tenant's Property with a lender or vendor ("TE Lender") who will require a security interest therein (those items of Tenant's Property which are subject to such security interest being referred to collectively as "Financed Personalty"). Landlord hereby disclaims and waives any and all liens or right which Landlord may have to claim a lien against the Tenant's Property for nonpayment of Rent or otherwise and agrees to execute and deliver promptly upon request a waiver with respect thereto.


            10. ALTERATIONS; MAINTENANCE AND REPAIR

    10.1. ALTERATIONS.

         (a) ALTERATIONS. For purposes of this Lease, any physical improvement, addition, enhancement or change with respect to all or any portion of the Premises is referred to as an "ALTERATION." Tenant or Franchisor shall have the right at any time and from time to time during the Term to make or cause to be made any Alteration in or to the Premises (i) without Landlord's consent, if such Alteration consists of the demolition of the Building and reconstruction of a new prototypical building so long as: (A) the new building is constructed in compliance with applicable codes and Permitted Exceptions, (B) Tenant continues to pay Rent, (C)
    construction is completed within nine (9) months following demolition of the Building, subject to extension for force majeure events, (D) Landlord has approved in advance the construction budget (which shall include a contingency) for the new building, such approval not to be unreasonably withheld, delayed or conditioned, and (E) either (y) in the case where the Guaranty is in full force and effect prior to demolition Tenant has provided Landlord with a commercially reasonable completion bond for the project or such other assurance of performance as Landlord may reasonably accept, or (z) prior to demolition the Tenant deposits with Landlord cash (the "Deposit") sufficient to construct the building and improvement pursuant to the approved budget, with the Deposit being disbursed pursuant to the Landlord's then current construction disbursement procedures; (ii) without Landlord's consent, if such Alteration is performed in order to comply with any of Tenant's agreements with Franchisor and such Alteration does not adversely affect any structural component of the Building, and (iii) in the case of any Alteration other than those permitted under clause (ii) above, with
    Landlord's prior consent, which consent shall not be unreasonably withheld provided that such Alteration does not
    (A) diminish the value of the Premises (including, by way of example only, but without limitation, by diminishing the utility of the Improvements for use as a restaurant or diminishing the useful life of the Improvements, except to a de minimis extent, or (B) adversely affect any structural component of the Building. Every Alteration shall be made in accordance with all applicable laws, legal requirements and the Permitted Encumbrances. If Tenant shall submit a request to Landlord for Landlord's approval of an Alteration which requires Landlord's approval, Landlord shall (x) approve such Alteration proposed by Tenant within twenty-one (21) days of receiving Tenant's proposal and request for approval or (y) disapprove Tenant's proposal in writing with a detailed explanation of its objections within twenty-one (21) days of receiving Tenant's proposal and request for approval. If Tenant submits a proposal to Landlord and Landlord disapproves such proposal within the twenty-one (21) day time period, Tenant may submit another proposal with modifications thereto made in response to Landlord's objections and Landlord shall so approve or disapprove same within seven (7) days after submission of such modified proposal. If Landlord does not approve or disapprove any proposal or modified proposal in writing with a detailed explanation of its objections within the applicable seven (7) or twenty-one (21)
     day period, Tenant may submit to Landlord a reminder notice, which shall state that Landlord's failure to disapprove the applicable proposal within seven (7) days after receipt of such reminder notice shall be deemed to constitute Landlord's approval thereof. If Landlord does not disapprove such proposal or modified proposal in writing with a detailed explanation of Landlord's objections to Tenant's modifications within seven (7) days after receipt of Tenant's reminder notice, Landlord shall be deemed to have approved the Alterations proposed by Tenant.

          (b) In connection with any Alteration: (i) the Alterations to be made will be constructed using materials of a quality and workmanship at least as good as the original work; (ii) all such Alterations shall be performed in a good and workmanlike manner, and shall be performed diligently in a commercially reasonable time period subject to force majeure in compliance with all laws, legal requirements and the terms of all Permitted Encumbrances; (iii) all work done in connection with any such Alteration shall comply in all material respects with all requirements of any insurance policies in effect with respect to the Premises (the "Insurance Requirements"); (iv) Tenant shall pay when due all costs and expenses of any such Alteration, and shall discharge all liens filed against any of the Premises arising out of the same; (v) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vi) all such Alterations shall be the property of Landlord and shall be subject to this Lease (except for any Alteration which constitutes Tenant's Property); and
     (vii) all Alterations shall be made under the supervision of an architect or engineer selected by Tenant and in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations; provided, however, Landlord shall have no right to approve such architect, engineer, plans or specifications, except as expressly set forth in Section 10.1(a).

     10.2. MAINTENANCE AND REPAIR. During the Term, Tenant at its sole cost and expense, agrees to make all necessary repairs and replacements to the Improvements as often as required to keep and maintain the Premises in good and safe condition and repair. Notwithstanding any provision to the contrary, Tenant's obligations under this Section shall not include making any repair or improvement necessitated by the act of Landlord, its agents, employees or servants. If Tenant shall default in its obligations under this Section 10.2, Landlord may, after thirty (30) days written notice to Tenant and failure by Tenant to perform any necessary repairs and replacements to the Improvements within such thirty (30) day period, enter the Premises to commence such repairs or replacement. All reasonable sums incurred by Landlord in connection with any such repair or replacement shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within ten (10) days of Tenant's receipt of a detailed invoice for such charges.

               11. CONDEMNATION AND CASUALTY DAMAGE

     11.1. SUBSTANTIAL TAKING. If all or substantially all of the Premises is taken or appropriated for any public or quasi-public use or purpose by any lawful power or authority by the exercise of the right of eminent domain or by virtue of condemnation or other similar proceedings, including a deed given in lieu thereof ("Taking"), other than a temporary Taking for a period of one (1) year or less, this Lease shall terminate as of the date possession is required by the condemning authority and Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

    11.2. OTHER TAKING.

         (a) If there shall be a Taking, other than a temporary Taking for a period of one (1) year or less, of (i) a portion of the Building, (ii) twenty percent (20%) or more of the parking area of the Premises, or (iii) any material part of a driveway or roadway necessary for access to the Premises, and in Tenant's reasonable judgment such Taking under clauses (i), (ii) or (iii), would render the Premises (or the remainder thereof) unsuitable for the conduct of Tenant's business, Tenant shall have the right to terminate this Lease as of the date possession is required by the condemning authority by giving notice to that effect to Landlord within sixty (60) days after notice to Tenant of the date such possession is required. In such event, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination.

         (b) If only a portion of the Premises is subject to a Taking and Tenant is not entitled to or shall not exercise its right to terminate this Lease pursuant to Section 11.2(a), this Lease shall continue in full force and effect, and there shall be no abatement or reduction of Rent payable hereunder. Tenant shall make any and all repairs and restorations to the remainder of the Premises to the extent necessary to render the same a complete architectural unit suitable for Tenant's use.

    11.3. COMPENSATION. (a) In the event that all or any portion of the Premises is subject to a Taking, Landlord and Tenant shall cooperate to maximize the amount of the recovery from the condemning authority. If the recovery from the condemning authority is paid into a common fund or paid only to Landlord, such recovery shall be allocated as follows and in the following priority: (i) so long as no Event of Default shall have occurred and be continuing, to Tenant for the cost of any repairs required pursuant to Section 11.2(b), subject, however, to the provisions of Section 11.3(b) hereof; (ii) to Landlord, that portion allocable to Land which is taken; (iii) to Landlord, that portion allocable to Improvements which are taken; (iv) to Tenant, that portion allocable to Tenant's Property or Tenant's relocation and moving expenses; and (v) to Landlord, the balance. Notwithstanding the foregoing, all proceeds from a temporary Taking shall be (A) paid to Tenant if this Lease is not terminated and (B) equitably allocated between Landlord and Tenant as of the date of termination if this Lease is terminated. The provisions of this Section shall survive any termination of this Lease pursuant to Sections 11.1 or 11.2(a).

         (b) If the proceeds from a Taking, and the estimated costs of repairs to be performed by Tenant pursuant to
    Section  11.2(b),  exceeds  One Hundred  Twenty-five  Thousand
    Dollars ($125,000.00), then such proceeds shall be held by Landlord or Landlord's Lender, and Landlord shall cause the proceeds to be paid out from time to time to Tenant as the work progresses, subject to each of the following conditions:

              (i) Each request for payment shall be made on not less than ten (10) business days' prior notice to
         Landlord, and shall be accompanied by an officer's certificate stating (A) that no Event of Default exists under this Lease and (B) that the sum requested is validly required to reimburse Tenant for payments by Tenant to  complete the repair work, or is validly due  to  the
       contractor,   subcontractors,   materialmen,   laborers,
       engineers,   architects  or  other   persons   rendering
       services or materials for the work (giving a brief description of such services and materials). At the time of disbursement, no Event of Default shall have occurred and be continuing.

            (ii) Each request for payment shall be accompanied by waivers of lien reasonably satisfactory to Landlord covering that part of the work for which payment or reimbursement has been made as of the date shown on the current request.

            (iii) Landlord shall release to Tenant the amount requested by Tenant, subject to the amount retained by Landlord in accordance with subsection (iv) below, within ten (10) business days of Tenant's satisfaction of the items set forth in subsection (i) and (ii) above. Disbursements shall be made not more frequently than once every thirty (30) days.

            (iv) Except and to the extent that Tenant is already retaining a like amount from its contractors, Landlord (or Landlord Lender) may retain ten percent (10%) of the proceeds as retainage until the repairs and restoration are substantially complete.

            (v) Proceeds held by Landlord in accordance with this Section shall be held in an interest bearing account and any interest earned on the proceeds shall be a part of the proceeds, and shall be disbursed in accordance with this Lease. Landlord shall take any interest earned into account for purposes of determining its federal income tax liability, if any, and shall pay any income taxes thereon.

  11.4. CASUALTY DAMAGE.

       (a) If the Improvements or any portion thereof are damaged or destroyed by fire or other casualty ("Casualty"), and this Lease is not terminated pursuant to Section 11.4(b) below, Tenant shall, promptly and diligently repair such damage and restore the Improvements as nearly as possible to the condition which existed prior to the occurrence of such
  Casualty   or   to  any  comparable  or  improved   condition
  consistent with Tenant's or Franchisor's then-current store design and this Lease shall remain in full force and effect and Tenant shall continue to pay Rent. Tenant promptly shall commence and diligently pursue to completion the repair, restoration and replacement of the damaged or destroyed Improvements, due allowance being made for time needed to obtain permits, adjust insurance and for delay on account of
  events  of  force  majeure.  Such  repair,  restoration   and
  replacement  shall  be  performed  in  accordance  with   all
  applicable    laws,   legal   requirements   and    Permitted
  Encumbrances. Tenant shall be responsible for the  repair  or
  replacement  of  any  Tenant's  Property  damaged   by   such
  Casualty.  As  used in this Lease the word "destroyed"  shall
  mean  completely  destroyed  above  the  foundation,  or   so
  substantially  damaged  as  to  require  demolition  to   the
  foundation, or such other severity of damage as may be established or imposed by applicable governmental law or ordinance which, if suffered, would constitute total destruction or require demolition before repair or reconstruction may commence.

         (b) If the Improvements or any portion thereof is damaged or destroyed (i) during the last two (2) Lease Years of the Term (or the Term as then extended) to the extent of twenty-five percent (25%) or more of the replacement value thereof (exclusive of the foundation) immediately prior to such Casualty; or (ii) by a cause or peril which is not covered by the property insurance required to be carried pursuant to Section 12.1(b) (excluding any cause or peril arising from any act of Tenant or any of its members, managers, officers, directors, employees, contractors, agents, representatives, subtenants or assignees) or other insurance which is then customarily being carried by a commercially reasonable prudent operator of a facility similar to the Premises; then Tenant shall have the right to terminate this Lease by giving notice to that effect ("Termination Notice") to Landlord within one hundred twenty (120) days after the occurrence of the Casualty, in which event termination shall be effective as of the date of such Casualty if the Building is destroyed and otherwise as of the date Tenant vacates the Premises following such Casualty.

         (c) If this Lease is terminated pursuant to this Section 11.4, Rent and all other charges and costs payable hereunder shall be adjusted and paid to the effective date of termination, and all proceeds of any insurance with respect to the Premises (exclusive of Tenant's Property, which shall be paid to Tenant) shall be paid to Landlord.

                           12. INSURANCE

    12.1. BY TENANT. Tenant, at its sole cost and expense, shall obtain and maintain (or cause to be obtained and maintained, as the case may be) the following insurance during the Term:

          (a) Commercial general public liability insurance with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence.

          (b) All-risk property insurance covering all Improvements constituting part of the Premises, including the Building, all Alterations and other improvements (excluding Tenant's Property), in an amount not less than one hundred percent (100%) of the replacement cost thereof, including (i) ordinance or law coverage including any amounts necessary to replace the undamaged portion of the Building, to cover cost increases arising from changes in building codes or other ordinances or laws and to cover costs of debris removal, and (ii) boiler and machinery coverage;

          (c) Property insurance covering Tenant's Property in such amounts as Tenant deems necessary or desirable;

          (d) A liquor liability policy with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence and Five Million and No/100 Dollars ($5,000,000.00) in the aggregate;

         (e) Workers' compensation and employer's liability insurance as required by applicable law;

         (f) Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and equipment located within the Improvements;

         (g) If any portion of the improvements is located in an area designated by the Federal Emergency Management Association as having special flood and mud slide hazards, flood insurance in the maximum available amount; and

         (h) Loss of rent insurance in amounts sufficient to compensate Landlord for all Base Rent, Additional Rent and other amounts payable hereunder for a period of not less than twelve (12) months, the amount of such coverage to be adjusted annually to reflect the Base Rent, Additional Rent and other amounts payable during the succeeding twelve (12) month period.

    12.2. GENERAL REQUIREMENTS. All insurance (and renewals thereof) required by this Article shall be issued by responsible insurance carriers authorized to do business in the State in which the Premises is located and having a claims paying ability rating of not less than "A-" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. Each policy (and any renewal thereof) shall expressly provide that it shall not be cancelled or changed without at least thirty (30) days' prior written notice to all parties insured or named therein. The insurance described in Sections 12.1(a) and (d) shall include Landlord and Landlord's Lender, if any, as additional insureds. The insurance provided under Sections 12.1(b), (f) and (g) shall name Landlord each Landlord Lender as a loss payee with respect to any losses, and any proceeds paid to Landlord thereunder shall be held and disbursed by Landlord on the same terms as those set forth in Section 11.3 (except that proceeds from losses of less than One Hundred Twenty-five Thousand Dollars ($125,000) shall be paid to Tenant; provided that no Event of Default has occurred and is continuing). In the event of any Tenant financing, the interest of Landlord and Landlord's Lender, if any, under the property insurance described in Sections 12.1(b), (f) and (g) shall be senior to the interest of any Tenant Lender. All of the insurance required by this Article shall be primary and noncontributing with any insurance which may be carried by the Landlord, shall afford coverage for all claims based on any act, omission, event or condition which occurs or arises during the policy period, and may be obtained by endorsement on blanket policy(ies) of insurance carried and maintained by Tenant. Upon issuance and each renewal thereof, Tenant shall deliver to Landlord a certificate thereof and reasonable evidence of paid premium, failing which Landlord shall have the right from time to time after no less than ten (10) days' notice (except that if any insurance required under Section
12.1 has lapsed, no prior notice shall be necessary) to effect such insurance for no more than one (1) year and all premiums paid by Landlord shall be reimbursed by Tenant upon written demand. The amount of insurance coverage required in Sections 12.1(a) and (d) above each shall be subject to increase from time to time (but not more frequently than once every five (5) years) and upon not less than ninety (90) days prior notice therefor from Landlord to Tenant; provided that (y) such additional coverage is comparable and not more than that commonly carried by owners of similar properties in the metropolitan vicinity of the Premises, and (z) such additional coverage is available at commercially reasonable rates. Landlord shall have no interest in any insurance proceeds Tenant receives for Tenant's Property and Landlord shall sign all documents which are necessary or appropriate in connection with the settlement of any claim or loss by Tenant with respect to Tenant's Property.

     12.3. MUTUAL WAIVER OF SUBROGATION. Tenant agrees to have all policies of fire and extended coverage insurance now or hereafter carried by it with respect to the Improvements endorsed with a clause substantially as follows: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any party for loss occurring to the property described herein." The obligation to obtain such an endorsement shall be subject to the availability thereof at commercially reasonable rates. Landlord and Tenant hereby waive all claims for recovery from each other for any loss or damage to it or any of its property insured under valid and collectible insurance policies to the extent of the proceeds collected under such insurance policies.

                   13. ASSIGNMENT AND SUBLETTING

     13.1. CONSENT REQUIRED. Except as provided in Section 13.2 below and Tenant financing pursuant to Article 20 below, Tenant shall not sell, encumber, assign or transfer this Lease or any interest herein, nor sublet all or any part of the Premises without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed so long as such proposed assignee or subtenant is a capable operator of a restaurant facility and has a financial condition and creditworthiness sufficient to meet the financial obligations of Tenant under this Lease. With respect to an assignment or subletting for which Landlord's consent is required, the following provisions shall apply:

               (i) there shall be submitted to Landlord current financial information and information regarding the business reputation and experience regarding the proposed assignee/sublessee;

               (ii) the business reputation and experience of the proposed assignee or sublessee (or the principals or owners thereof) shall meet or exceed generally acceptable commercial standards for like properties;

               (iii) in the case of an assignment, the proposed assignee shall agree in writing to assume and abide by all terms and provisions of this Lease from and after the date of such assignment; and

               (iv) no Event of Default shall have occurred and be continuing.

     Landlord agrees to respond within twenty (20) days after receipt of Tenant's written request for Landlord's consent (together with the information specified above and other information reasonably requested by Landlord) to a proposed assignment or sublet and submission of the financial information and business qualifications of the proposed assignee/sublessee pursuant to clauses (i) and (ii) above. Any disapproval shall be explained in writing. If Landlord fails to respond or explain its disapproval by the expiration of said twenty (20) day period, Tenant may give to Landlord a reminder notice stating that Landlord's failure to respond within ten (10) days after receipt of such reminder notice shall be deemed to constitute

Landlord's approval of the transaction in question, and if Landlord shall fail to respond or explain its disapproval within ten (10) days after receipt of such reminder notice, the transaction which is the subject of Tenant's notice to Landlord shall be deemed approved. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting for which Landlord's consent is required by this Section.

    13.2. PERMITTED TRANSFER. Tenant shall have the right, without any cost, fee or payment to Landlord (other than as set forth in Section 13.4 below), to sublet any portion of the Premises, or to transfer and assign Tenant's right, title and interest in this Lease, without Landlord's prior written consent, to the following persons and entities in the following events (each, a "Permitted Transfer"): (i) to Franchisor or Franchisor's affiliate; (ii) to another licensed franchisee of Franchisor;
(iii) to a parent, subsidiary, affiliate or division of Tenant, Apple American Group LLC ("AAG") or their respective investors;
(iv) to any entity that acquires, by merger, consolidation or otherwise, all or substantially all of the ownership interests in and control of, Tenant or AAG (provided that no Event of Default shall have occurred and be continuing) or of Franchisor; or (v) to any entity that acquires all or substantially all of Tenant's assets (excluding the Distinctive Property) or AAG's assets (provided that no Event of Default shall have occurred and be continuing). A direct or indirect transfer of all or any interest in AAG shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest herein. A direct or indirect transfer by AAG of all or any interest in Tenant shall not be deemed a sale, encumbrance, assignment or transfer of this Lease or any interest therein; provided, that the transferee is a party to whom, if the lessee's interest in this Lease were transferred to such party, such transfer would constitute a Permitted Transfer. For purposes of this Section 13.2, references to Tenant, Franchisor and AAG shall be deemed to include their respective successors and assigns.

    13.3. GENERAL PROVISIONS. In the case of any sublease or assignment of this Lease, Tenant shall submit an executed copy of the sublease or assignment instrument to Landlord. Notwithstanding anything to the contrary which may be provided in this Lease, (a) the Tenant making any assignment or sublease shall not be released from any liability under this Lease as a result of any assignment or sublease made pursuant to Section 13.1, and (b) the Tenant assigning all of its right, title and interest under this Lease (and any predecessor Tenant that has not theretofore been released) shall be released from all future liability under this Lease in connection with any assignment of all of such assigning Tenant's right, title and interest in this Lease described in subsections (i), (ii), (iv) and (v) of Section 13.2, provided that
(i) the assignee of an assignment or transfer described in subsections (i), (ii), and (v) of Section 13.2 assumes all obligations under this Lease pursuant to an assignment and assumption agreement in the form attached as Schedule 1 to the Guaranty attached as Exhibit D hereto, and (ii) if the Tenant making the assignment is not the originally named Tenant hereunder, such assigning Tenant (and any predecessor Tenant that has not theretofore been released) shall not be released in the case of an assignment or transfer of such assigning Tenant's right, title and interest in this Lease to (X) any entity that acquires, by merger, consolidation or otherwise, all or substantially all of the ownership interests in and control of, such assigning Tenant pursuant to subsection (iv) of Section 13.2 above other than with respect to Franchisor or Franchisor's affiliate, or (Y) any entity that acquires all or substantially all of such assigning Tenant's assets pursuant to subsection (v) of Section 13.2 above, unless the assignee or transferor will directly or indirectly hold, after giving effect to such assignment or transfer, all or substantially all of the assets of the originally named Tenant hereunder. Landlord shall not be entitled to any consideration in connection with any assignment or sublet. Unless expressly released pursuant to the provisions of this
Section 13.3, a Tenant which assigns, subleases or otherwise transfers its interest in this Lease or the Premises shall remain fully liable for all of the obligations, duties and liabilities of the Tenant under this Lease following any such assignment, sublease or other transfer.

     13.4. COSTS AND FEES. Tenant shall not be obligated to reimburse Landlord for any cost, fee or payment incurred by Landlord or Landlord's Lender in connection with any requests for approval of an assignment of this Lease or any sublease of the Premises other than reasonable costs and expenses incurred by Landlord and Landlord Lender (including, without limitation, reasonable attorneys' fees and disbursements); provided, however, that if the assigning Tenant is Franchisor, a Franchisor affiliate or an authorized franchisee of Franchisor (other than the originally named Tenant hereunder), no such cost, fee or payment shall be due or payable by such entity.


                      14. INDEMNIFICATION

     14.1. INDEMNIFICATION OF LANDLORD.

               (i) TENANT AGREES TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS LANDLORD AND LANDLORD'S INDEMNITEES (AS DEFINED IN SECTION 5.2(B) ABOVE) FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED, ARISING OR ALLEGED TO ARISE FROM THE PREMISES OR THE USE, NON-USE, OCCUPANCY, CONDITION, CONSTRUCTION, MAINTENANCE, REPAIR OR REBUILDING OF THE PREMISES, ANY BREACH OF THIS LEASE ON THE PART OF TENANT OR LANDLORD'S ENFORCEMENT OF THE PROVISIONS OF THIS LEASE, AND ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OF OR DAMAGE TO ANY PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING THEREFROM, CONNECTED THEREWITH OR OCCURRING THEREON, AND ANY CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS OR JUDGMENTS BY THIRD PARTIES RESULTING FROM VIOLATIONS OR ALLEGED VIOLATIONS BY TENANT OR ANY SUBTENANT OF ANY PROVISION OF THIS LEASE, ANY LEGAL REQUIREMENT, ANY OTHER LEASE OR AGREEMENT RELATING TO THE PREMISES, OR ANY OTHER CONTRACT OR AGREEMENT TO WHICH TENANT OR ANY SUBTENANT IS A PARTY, WHETHER OR NOT LANDLORD OR LANDLORD'S LENDER HAS OR SHOULD HAVE KNOWLEDGE OR NOTICE OF THE DEFECT OR CONDITIONS, IF ANY, CAUSING OR CONTRIBUTING TO SAID INJURY, DEATH, LOSS, DAMAGE, LIABILITY, PENALTY, COST, EXPENSE, CAUSE OF ACTION, SUIT, DEMAND, JUDGMENT OR OTHER CLAIM; EXCEPT TO THE EXTENT THAT ANY

       SUCH LIABILITY, LOSS, DAMAGE, PENALTY, COST, EXPENSE, CAUSE OF ACTION, SUIT, CLAIM, DEMAND OR JUDGMENT IS THE RESULT OF THE WILLFUL MISCONDUCT OR NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNITEE. IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST LANDLORD OR ANY LANDLORD'S INDEMNITEE BY REASON OF ANY SUCH CLAIM AGAINST WHICH TENANT HAS AGREED TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS PURSUANT TO THE PRECEDING SENTENCE, TENANT COVENANTS UPON NOTICE FROM
       LANDLORD OR ANY LANDLORD'S INDEMNITEE TO RESIST SUCH ACTION OR PROCEEDING AND DEFEND LANDLORD AND LANDLORD'S INDEMNITEE IN SUCH ACTION OR PROCEEDING, WITH THE EXPENSES OF SUCH DEFENSE PAID BY TENANT, AND LANDLORD WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED SO TO DO BY TENANT.


            (ii) The obligations of Tenant under this Section
       14.1 shall survive the termination or expiration of this Lease.

  14.2. INDEMNIFICATION OF TENANT.

            (i) LANDLORD AGREES TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS TENANT, ANY TENANT LENDER, AND THEIR RESPECTIVE MEMBERS AND ITS AND THEIR RESPECTIVE MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, DIRECTORS, SHAREHOLDERS AND AGENTS ("TENANT INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, PENALTIES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER, HOWSOEVER CAUSED, ARISING OR ALLEGED TO ARISE FROM ANY BREACH OF THIS
       LEASE   ON   THE  PART  OF  THE  LANDLORD  OR   TENANT'S
       ENFORCEMENT OF THE PROVISIONS OF THIS LEASE, AND ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR ANY LOSS OF OR DAMAGE TO ANY PROPERTY, REAL OR PERSONAL, IN ANY MANNER ARISING FROM OR CONNECTED WITH LANDLORD'S BREACH OF THIS LEASE OR TENANT'S ENFORCEMENT OF THE PROVISIONS OF THIS LEASE OR OCCURRING ON THE PREMISES TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OR NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNITEE. IN CASE ANY ACTION OR PROCEEDING IS BROUGHT AGAINST TENANT OR TENANT'S INDEMNITEE BY REASON OF ANY SUCH CLAIM AGAINST WHICH LANDLORD HAS AGREED TO DEFEND, PAY, PROTECT, INDEMNIFY, SAVE AND HOLD HARMLESS PURSUANT TO THE PRECEDING SENTENCE, LANDLORD COVENANTS UPON NOTICE FROM TENANT OR TENANT'S INDEMNITEE TO RESIST SUCH ACTION

         OR PROCEEDING AND DEFEND TENANT AND TENANT'S INDEMNITEE IN SUCH ACTION OR PROCEEDING, WITH THE EXPENSES OF SUCH DEFENSE PAID BY LANDLORD, AND TENANT WILL COOPERATE AND ASSIST IN THE DEFENSE OF SUCH ACTION OR PROCEEDING IF REASONABLY REQUESTED SO TO DO BY LANDLORD.

              (ii)The obligations of Landlord under this Section
         14.2 shall survive the termination or expiration of this Lease.

                       15. DEFAULT; REMEDIES

     15.1. DEFAULT BY TENANT. Each of the following shall constitute an Event of Default (herein so called) by Tenant under this Lease:

              (i) Tenant fails to pay any installment of Base Rent in full under this Lease within five (5) days after notice from Landlord that such payment was not received when due;

              (ii) Tenant fails to pay any installment of Additional Rent in full under this Lease within ten (10) days after notice from Landlord that such payment was not received when due;

              (iii) Tenant fails to observe or perform any other provision of this Lease required to be observed or performed by Tenant and does not cure such failure within thirty (30) days after notice thereof from Landlord; provided, that if such default is not capable of being cured within thirty (30) days and Tenant promptly commences such cure, said thirty (30) day period shall be extended so long as Tenant diligently and continuously pursues such cure;

              (iv) Tenant or any guarantor of Tenant's obligations under this Lease (a "Guarantor") makes a general assignment for the benefit of creditors;

              (v) A receiver or trustee of Tenant or any Guarantor or any of their respective assets is appointed by entry of an order by a court of competent jurisdiction and the same is not vacated, discharged or dismissed within sixty (60) days thereafter;

             (vi) A petition for relief is filed by Tenant or any Guarantor under any bankruptcy or insolvency law seeking a plan of reorganization or arrangement under any law relating to bankruptcy, or any such petition is filed against Tenant or any Guarantor and same is not dismissed, discharged or vacated within sixty (60) days thereafter;

              (vii) The interest of Tenant in the Premises is sold under execution or other legal process;

              (viii)    Tenant fails to maintain any insurance required under
         Section 12.1 of this Lease within five (5) days after notice from Landlord of such failure; or

            (ix) Tenant assigns this Lease or subleases any portion of the Premises in violation of Section 13 of this Lease.

  15.2. LANDLORD'S REMEDIES.

       (a)  Upon  the  occurrence of an Event of Default  under
  Section 15.1, Landlord shall have the following rights and remedies, subject to the rights of Franchisor or Tenant Lender under the provisions of Section 15.3 and Section 20.2:

            (i) To terminate this Lease and Tenant's right of possession of the Premises by giving notice of such election to Tenant, in which event (A) Tenant shall immediately surrender possession thereof to Landlord, failing which Landlord may re-enter and take possession of the Premises and expel or remove Tenant and any other occupant(s) thereof in accordance with applicable law ("Reentry"), and (B) Tenant shall have no further claim thereon or hereunder;

            (ii) To terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice of such election to Tenant, in which event (A) Tenant shall immediately surrender possession thereof to Landlord, failing which Landlord may exercise the right of Reentry, and (B) Landlord shall have the right to occupy the Premises for and on account of Tenant and to collect any unpaid rentals and other charges which have or may thereafter become due and payable;

             (iii) To exercise the rights described in clause (ii) above and thereafter elect to terminate this Lease and all of Tenant's rights in or to the Premises by giving notice of such election to Tenant; or

             (iv) To exercise any other right or remedy now or hereafter existing by law or in equity.

       (b)  If  Landlord  reenters the  Premises  under  clause
  (a)(ii) above, such reentry or any action, in unlawful detainer or otherwise, to obtain possession of the Premises shall not be deemed to be an election by Landlord to terminate this Lease, or Tenant's liability to pay rent or other charges thereafter accruing, or Tenant's liability for damages under any provisions hereof, unless Landlord elects to terminate this Lease by written notice to that effect given to Tenant. Tenant covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State in which the Premises is located and the surrender of possession pursuant to such notice shall not be deemed to be a termination of this Lease, unless Landlord elects to the contrary by written notice to that effect given to Tenant at the time of or after the service of any such statutory notice. If Landlord reenters or takes possession of the Premises as aforesaid, Landlord shall have the right, subject to the provisions of this Lease, including without limitation, the provisions of Section 16.2, to remove therefrom all or any part of the personal property located therein and may dispose of or place the same in storage at a public warehouse at the expense and risk of Tenant; provided, however, that Landlord shall not be obligated to remove and/or dispose of any such personal property.

       (c)  If Landlord elects to reenter the Premises under clause
  (a)(ii) above and takes possession of the Premises, Landlord may, but except to the extent required by applicable law or court order, shall not be obligated to, relet the Premises for a term, rate and upon such other provisions as Landlord deems appropriate. If Landlord so reenters and takes possession of the Premises, Landlord may decorate, repair and alter the Premises to the extent Landlord deems appropriate for purposes of such reletting. If Landlord is unable to so relet the Premises, then Tenant shall pay to Landlord monthly on the first day of each month during the period that Tenant's right to possession is terminated, a sum equal to the Rent due under this Lease for that month. If the Premises are relet, Landlord shall apply the rents therefrom first to payment of Landlord's expenses incurred by reason of Tenant's default, second, to payment of Landlord's expenses of reletting, including without limitation, brokerage fees and reasonable attorneys' fees, and third, to payment of Rent due from Tenant under this Lease. All sums expended and concessions granted to any new tenant shall be amortized on a straight -line basis over the term of the new lease and Tenant's liability therefor shall be limited to that portion attributable to the unexpired term of this Lease. If the sums received from such reletting are insufficient to satisfy the payment of Rent due from Tenant under this Lease for any month, Tenant shall remain liable for the deficiency. If the sums received from such reletting exceed the Rent otherwise due from Tenant for any month, Tenant shall have no rights thereto except that such excess amounts shall be applied against Rent subsequently due under this Lease. No such reletting by Landlord shall be considered to be (A) for Landlord's own account unless and until Landlord notifies Tenant that this Lease has been terminated, and (B) an acceptance of Tenant's surrender of the Premises unless and until Landlord so notifies Tenant.

       (d) In the event of any termination of this Lease or repossession of any of the Premises after the occurrence of an Event of Default, Tenant shall pay to Landlord Base Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such termination or repossession and, thereafter, Tenant shall, until the end of what would have
  been  the  Term  in  the  absence  of  such  termination   or
  repossession, and whether or not any of the Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Base Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Section 15.2(c), after deducting from such proceeds all of Landlord's reasonable expenses in connection
  with  such  reletting  (including  without  limitation,   all
  reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired had there been no such Event of Default.

       (e) At any time after such termination of this Lease pursuant to Section 15.2(a)(i) or pursuant to law, whether or not Landlord shall have recovered any amounts under Section 15.2(c) or 15.2(d), Landlord, at its option, shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, (i) the amount by
 which   the  Base  Rent  and  all  Additional  Rent   reserved
 hereunder for the unexpired portion of the Term demised herein as if the Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Premises for the same period, discounted to present worth at the prime rate (as defined in Section 24.6), minus any such monthly deficiencies previously recovered from Tenant for such unexpired portion of the Term demised herein under
 Section 15.2(c), plus (ii) all reasonable legal fees and other costs and expenses incurred by Landlord as a result of Tenant's default under this Lease and the exercise of any rights and remedies hereunder.

      (f) If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in Section 15.2(e) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

      (g) Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity. No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease.
 No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. Tenant waives any rights of redemption granted by any laws if Tenant is evicted or dispossessed, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms of this Lease.

 15.3. FRANCHISOR RIGHTS.

      (a) Landlord agrees to send a copy of any notice of default required or permitted to be given to Tenant under this Lease simultaneously to Franchisor at the last address for Franchisor furnished to Landlord by Franchisor in writing; provided, that the failure to send such notice shall not limit Tenant's default or Landlord's remedies with respect thereto, or make Landlord liable for any damages. If Franchisor has received timely notice of such default, (provided, that the failure to send such notice shall not limit Tenant's default or Landlord's remedies with respect thereto or impose any liability upon Landlord therefor), Landlord agrees and consents to the curing of any default of Tenant hereunder by Franchisor, provided that such cure is made by Franchisor within the time set forth in Section 15.1 for
 Tenant's  cure  (provided,  that  Franchisor  shall  have   an
 additional fifteen (15) days to cure a default under Sections 15.1(i) and (ii), so long as Franchisor notifies Landlord within the cure periods set forth in such Sections that Franchisor will cure such defaults). If Franchisor elects to cure any Tenant default hereunder, Franchisor shall give notice to that effect to Landlord and Tenant simultaneously with such cure.

      (b) Notwithstanding anything to the contrary stated herein, if an Event of Default has occurred (including the expiration of any applicable cure period), Landlord
     agrees to give notice thereof to Franchisor ("Termination Notice") and Landlord will not terminate the Lease (as permitted hereunder) on account of such Event of Default for a period of thirty (30) days, during which time Franchisor shall have the right to lease the Premises upon the same terms and conditions as this Lease, such election to be made
     by   notice   to  that  effect  ("Franchisor  Notice")   from
     Franchisor to Landlord prior to the end of said 30-day period. If Franchisor exercises such right by giving the Franchisor Notice to Landlord by the time and in the manner set forth in the immediately preceding sentence, then (i) Franchisor and Landlord shall promptly execute and deliver a written instrument to that effect; (ii) Franchisor shall become the tenant under this Lease with all of the rights and obligations of tenant commencing upon, first accruing and effective only from and after the date of the Franchisor Notice; provided, that Tenant shall not dispute such action by  Franchisor  and shall acknowledge its  approval  of  such
     action   by  Franchisor;  (iii)  Franchisor  shall  have   no
     liability, responsibility or obligation to pay or otherwise cure any default of Tenant existing prior the effective date of  exercise  by Franchisor of its rights in this subsection;
     provided,  that  if  Franchisor  has  received  notice   from
     Landlord of any Event of Default of Tenant under Sections 15.1(i) or (ii), Franchisor shall pay any Rent due and payable by Tenant accruing after the date Franchisor receives notice of any such Event of Default; and (iv) nothing contained herein shall restrict, limit, terminate, waive or otherwise affect Landlord's rights against Tenant or any guarantor on account of Tenant's default. If Franchisor fails to exercise such right on or before the expiration of said thirty (30) day period, Landlord may pursue any rights and remedies that it may have against Tenant on account of Tenant's Event of Default hereunder. Nothing contained in this Section shall be deemed to obligate Franchisor to assume this Lease, to become the tenant hereunder or to take possession of the Premises.

          (c) In the event that Franchisor becomes the tenant under this Lease pursuant to the provisions of subsection (b) or an assignment under Section 13.2 above, Franchisor shall have the right at any time thereafter upon prior notice to, but without the prior consent of Landlord, to assign this Lease and all of its right, title and interest as Tenant hereunder to an authorized franchisee of Franchisor. In the event of such an assignment, Franchisor shall be released from all liabilities and obligations of Tenant first accruing from and after the effective date of said assignment provided that such assignee franchisee assumes in writing the obligations of Tenant under this Lease and a copy thereof is furnished to Landlord.

                     16. SURRENDER OF PREMISES

     16.1. CONDITION. Upon the expiration or earlier termination of this Lease or the termination of Tenant's right of possession of the Premises only, Tenant shall surrender the Premises to Landlord in a clean, safe, good and tenantable condition, free of debris and with all "grease traps" and similar devices cleaned and in good working condition, ordinary wear and tear and, if this Lease is terminated pursuant to Section 11.4(b), damage by Casualty excepted. All building apparatus and equipment (other than Tenant's Property) then located on the Premises and all Alterations and other improvements to the Premises made during the Term, whether by Tenant or others, shall remain on the Premises and shall be considered part of the Premises. Tenant shall deliver all keys therefor to Landlord at the place then fixed for the payment of Rent and shall make known to Landlord the combination for all locks on safes, cabinets and vaults in the Premises.

     16.2. REMOVAL OF TENANT'S PROPERTY. Upon the expiration or earlier termination of this Lease or the termination of Tenant's right of possession of the Premises only, Tenant shall have the right, at its sole cost and expense, for a period of fifteen (15) days thereafter to remove Tenant's Property, Distinctive Property and the Financed Personalty, respectively, from the Premises, provided that Tenant shall pay to Landlord Rent due under Article 3 hereof for the actual number of days which elapse during such fifteen (15) day period until the Tenant's Property, Distinctive Property and the Financed Personalty, as applicable, are removed from the Premises. If and to the extent that Tenant fails to remove any of such property by the expiration of said fifteen (15) day period, Landlord agrees that Tenant Lender, TE Lender and Franchisor each shall have the right for a period of forty (45) days thereafter to remove the same from the Premises, provided, that Tenant shall pay to Landlord Rent due hereunder for the actual number of days which elapse until Tenant Lender, TE Lender or Franchisor remove the same from the Premises during such forty five (45) day period. If and to the extent that any such property remains on the Premises on the sixtieth (60th) day after such termination, the same shall be deemed abandoned, and at Landlord's option shall become the property of Landlord and may be sold or disposed of as Landlord may determine; provided, however, that Landlord shall not use, suffer or permit the use of any Distinctive Property unless the attributes or features thereof associated with Tenant or Franchisor are removed or obliterated. Any and all damage to the Building caused by or resulting from the removal of Tenant's Property, Distinctive Property or Financed Personalty shall promptly be repaired at no cost or expense to Landlord and Tenant shall be liable for such cost and expense unless such repairs are made by Tenant, Franchisor or TE Lender, as the case may be.

                 17. SUBORDINATION AND ATTORNMENT

     17.1. SUBORDINATION. This Lease and the rights of Tenant hereunder are expressly subject and subordinate to the lien of any mortgage or deed of trust constituting a lien on Landlord's fee interest in the Premises ("Landlord Mortgage") and any renewals, extensions, modifications, consolidations and replacements thereof, which now or hereafter affect all or any portion of the Premises (except to the extent that any such instrument expressly provides that this Lease is superior to it); provided that the holder of the Landlord Mortgage ("Landlord Lender") agrees in writing not to disturb Tenant, Tenant's right to possession and use of the Premises and Tenant's rights under this Lease so long as there shall be no Event of Default on behalf of Tenant hereunder. Tenant agrees to execute and deliver to Landlord and any Landlord Lender at any time and from time to time all such documents reasonably requested by Landlord or Landlord's Lender, which are reasonably acceptable to Tenant and Tenant's Lender, to confirm or effect such subordination including, without limitation, an SNDA substantially in the form attached as Exhibit E, together with such changes as Lender may reasonably require; provided that such Landlord Lender agrees to recognize this Lease and the rights of Tenant set forth herein for so long as there shall be no Event of Default on behalf of Tenant hereunder. Notwithstanding any foreclosure or sale under any Landlord Mortgage (or transfer by deed in lieu thereof), this Lease shall remain in full force and effect in accordance with its terms. Landlord and any Landlord Lender shall execute within ten (10) days after request any documentation reasonably required by any TE Lender or Tenant Lender, which are reasonably acceptable to Landlord and any

Landlord Lender, to confirm the priority of such lender's interests. Notwithstanding the provisions of this Section 17.1, the holder of any Landlord Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Landlord Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect. Tenant hereby agrees that any Landlord Lender shall not be bound to the terms of any material modification or amendment of this Lease entered into after the date of such Landlord Mortgage, unless such Landlord Lender has consented to such material modification or amendment. Tenant hereby agrees that after the date of such Landlord Mortgage, Tenant shall not pay to Landlord any installment of Base Rent more than one (1) month in advance of the due date thereof, unless Landlord Lender shall consent to such prepayment.

     17.2. ATTORNMENT. In the event of the foreclosure of any Landlord Mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant will become the tenant of and attorn to and recognize such Landlord Lender or purchaser in foreclosure as Tenant's landlord under this Lease without change in the provisions of this Lease. Upon request by such successor in interest, Tenant will execute and deliver an instrument confirming such attornment, which will recognize this Lease and the rights of Tenant set forth herein and shall provide that such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease unless there is an Event of Default continuing hereunder and such successor in interest would be entitled to exercise such remedy under Section 15.2 hereof.

                     18. ESTOPPEL CERTIFICATES

     18.1. ESTOPPEL CERTIFICATES. Within fifteen (15) days after written request from Landlord or Tenant to the other, such other party shall execute and deliver an estoppel certificate signed by an officer of such party and certifying: the Commencement Date and expiration date of the Term; the date to which Rent has been paid; the amount of Rent then being paid; that this Lease is in full force and effect and has not been modified, amended or assigned (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); that to such party's knowledge there are no defaults by the other party under this Lease, nor to such party's knowledge any existing condition upon which the giving of notice or lapse of time or both would constitute a default (or, if such exist, stating the nature thereof); that such party has received no notice from any insurance company of any defects or inadequacies of the Premises; that such party has no options or rights other than as set forth in this Lease; and such other factual matters as the requesting party may reasonably request. Failure to deliver such statement within said fifteen (15) day period shall be conclusive upon the party to whom the request was directed that this Lease is in full force and effect, without modification except as may be represented by the requesting party in the draft estoppel presented, that to such party's knowledge there are no uncured defaults in the requesting party's performance, and that all other statements required to be made in the estoppel letter are conclusively made.

                            19. NOTICES

     19.1. NOTICES. All notices required or permitted to be given under this Lease shall be in writing and shall be deemed given on the date when personally delivered or, if earlier, the next business day if sent by recognized overnight air courier, or two
(2) business days (or, if earlier, when actually received) after being deposited in the United States Mail, postage prepaid, properly addressed, certified mail, return receipt requested, as follows:

TO LANDLORD:              At the address set forth in Section 1.2,


      With a copy to:      Winthrop &
                           Weinstine P.A. 225
                           South Sixth Street
                           Suite 350
                           Minneapolis,
                           Minnesota 55402
                           Attention: Jeffrey L. Leclerc


     And a copy to:
                           AEI Fund Management,
                           Inc. Attn: Lease
                           Management Dept. 1300
                           Wells Fargo Place
                           30 Seventh Street
                           East
                           St. Paul, MN 55101


TO TENANT                  At the address set forth
                           in Section 1.3, Attention:
                           Chief Financial Officer


      With a copy to:      Peter B. Loughman, Esq.
                           155 North Michigan Avenue,
                           Suite 600 Chicago,
                           Illinois 60601


  TO FRANCHISOR:           Applebee's International, Inc.
                           International, Inc. 4551
                           West 107th Street, Suite
                           100 Overland Park,
                           Kansas 66207 Attention:
                           General Counsel


Each entity or person entitled to receive notice or a copy thereof pursuant to this Lease ("Addressee") at any time and from time to time may change its address for notice purposes by giving notice of such change to all other Addressees in any manner specified above at least fifteen (15) days before such change of address is to become effective.

                      20. LEASEHOLD FINANCING

     20.1. LEASEHOLD FINANCING. Tenant shall have the right at any time and from time to time during the Term with notice to, but without the consent or approval of Landlord, to grant a mortgage or other security interest ("Leasehold Mortgage") in Tenant's interest in this Lease (the leasehold estate created hereby), and all of Tenant's Property, all upon the condition that all rights acquired under any such Leasehold Mortgage shall be subject to each and all of the covenants, conditions, terms and restrictions set forth in this Lease. Tenant Lender's foreclosure on the Leasehold Mortgage shall not terminate this Lease or affect any of the covenants, conditions, terms and restrictions set forth in this Lease as obligations of Tenant.

     20.2. TENANT LENDER. If Landlord is provided written notice of a Leasehold Mortgage and the name and address for notice of the holder of a Leasehold Mortgage (the "Tenant Lender"), then the rights of such Tenant Lender shall include the following, which shall be binding on Landlord (and any Landlord Lender). Upon recordation of the Leasehold Mortgage and for so long thereafter as the Leasehold Mortgage remains unsatisfied: (i) Landlord agrees to deliver a copy of any notice of default given to Tenant under this Lease simultaneously to Tenant Lender at its last address furnished to Landlord in writing; provided, that the failure to send such notice shall not limit Tenant's default or Landlord's remedies against Tenant with respect thereto (other than such remedies as would prevent the exercise of Tenant Lender's rights under this Section 20.2), or impose any liability upon Landlord for any damages therefrom; (ii) Landlord agrees that Tenant Lender shall have the right, but shall not be obligated, to cure any default of Tenant hereunder, provided that such cure is made by Tenant Lender within the time provided to Tenant pursuant to
Section 15.1 (provided, that such Tenant Lender shall have an additional fifteen (15) days to cure a default under Sections 15.1(i) and 15.1(ii), so long as Tenant Lender notifies Landlord within the cure periods set forth in such Sections that it will cure such defaults); (iii) if Tenant Lender elects to cure any default of Tenant hereunder, (A) Tenant Lender shall give notice to that effect to Landlord and Tenant simultaneously with such cure, and (B) Landlord consents to and shall accept such cure with the same force and effect as if made by Tenant; (iv) Landlord and Tenant each agree not to cancel or surrender this Lease (other than due to a default by a party which was not cured within the applicable cure period after notice was given to Tenant and Tenant Lender) or amend the provisions of this Lease without the prior written consent of Tenant Lender, which consent shall not be unreasonably withheld or delayed; and (v) if Landlord terminates the Lease due to an Event of Default which Tenant Lender is unable to cure (e.g., Tenant bankruptcy), and Tenant Lender elects by written notice to Landlord within forty-five (45) days thereafter to continue this Lease, Landlord agrees to enter into a new lease with Tenant Lender on the same terms and conditions as set forth in this Lease for the balance of the original Term, including any remaining extension options, provided, that the Tenant Lender shall pay to Landlord at the time of the execution and delivery of the new lease all sums which would at the time of the execution and delivery of the new lease be due pursuant to this Lease but for such termination, and shall agree in writing to cure and shall cure all other defaults of Tenant capable of being cured by Tenant Lender then existing under this Lease within a reasonable period of time after entering into such new Lease. Landlord agrees promptly to execute and deliver such documents as Tenant Lender reasonably may request which are reasonably acceptable to Landlord and any Landlord Lender to evidence the provisions of this Section 20.2, including the Landlord Agreement in the form attached hereto as Exhibit B.




                    21. RIGHT OF FIRST REFUSAL

     21.1. RIGHT OF FIRST REFUSAL TO PURCHASE.

          (a) If at any time after the first anniversary of the Commencement Date Landlord shall receive a bona fide written offer to purchase the Premises from a third party which is not affiliated with Landlord, which offer Landlord is willing to accept
                                31

     ("Outside Contract"), Landlord shall give written notice ("Sale Notice") thereof, together with a copy of such Outside Contract, to Tenant. Tenant shall have a right of first refusal ("Refusal Right") to purchase the Premises that is the subject of the Outside Contract in accordance with the terms and provisions thereof. If Tenant desires to exercise the Refusal Right, Tenant shall deliver written notice to that effect to Landlord within twenty (20) days after receipt of the Sale Notice ("Refusal Period"). If Tenant exercises the Refusal Right by the time and in the manner set forth in this subsection, Landlord and Tenant shall promptly execute a contract which includes the same material terms and conditions as the Outside Contract ("Sale Contract") and Tenant shall deposit when due any earnest money deposit required thereunder. If Tenant does not execute a Sale Contract within fifteen (15) days after Tenant's receipt of such Sale Contract from Landlord, signed on behalf of Landlord, or if Tenant defaults in its obligations under such Sale Contract, then Landlord shall be free to consummate the sale pursuant to the Outside Contract (or another contract on substantially similar terms and conditions).

       (b) If Tenant does not exercise the Refusal Right by the time and in the manner set forth in subsection (a) above, then (i) the Refusal Right shall remain in full force and effect, but not with respect to the proposed sale pursuant to the Outside Contract, and
     (ii) Landlord shall be free to consummate the sale pursuant to the Outside Contract. If within one hundred eighty (180) days after the expiration of the Refusal Period Landlord does not consummate the sale pursuant to the Outside Contract, the Refusal Right shall again be applicable, and Landlord shall not thereafter sell the Premises pursuant to the Outside Contract without first offering Tenant the Refusal Right pursuant to this Section 21.1.

          (c) The rights granted to Tenant under this Section 21 shall not survive the expiration or termination of this Lease.

          (d) The provisions of this Section 21 shall not apply and Tenant shall not have any Refusal Right (i) with respect to the sale, conveyance, assignment or other transfer (A) to any person controlling, controlled by, or under common control with Landlord or any of its direct or indirect owners, (B) by gift, descent or devise, or (C) to any sale (or conveyance in lieu thereof) by foreclosure or enforcement of a lien or security interest, or (ii) at any time that an Event of Default has occurred and is continuing. Any conveyance of the Premises to Tenant pursuant to this Section 21 shall be "as-is" with respect to the physical condition of the Premises.


                    22. [INTENTIONALLY OMITTED]

                           23. GUARANTY

     23.1. Simultaneously with the execution of this Lease, Tenant shall cause to be delivered to Landlord a guaranty in the form attached hereto as Exhibit D (the "Guaranty"), pursuant to which AAG shall guaranty Tenant's obligations hereunder.


                                32


                       24. MISCELLANEOUS


     24.1. LANDLORD'S INTERESTS.

       (a) The term "Landlord" as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises. In the event of an assignment or transfer of this Lease by Landlord for other than security purposes, Landlord shall cause its assignee or transferee to assume the provisions of this Lease and Landlord shall deliver notice of such assignment or transfer and a copy of the effective instrument of transfer to Tenant. Tenant shall be entitled to continue to pay rent and give all notices to Landlord until Tenant has received the foregoing from Landlord. From and after a sale of the Premises, Landlord shall be released from all liability toward Tenant arising from this Lease because of any act, occurrence or omission of Landlord's successors occurring after the transfer of Landlord's interest in this Lease, provided Landlord's purchaser or assignee expressly assumes Landlord's duties and covenants under this Lease. Nothing herein shall be deemed to relieve Landlord of any liability for its acts, omissions or obligations occurring or accruing up to and including the date of such transfer.

          (b) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against Landlord's interest in the Premises and shall not be enforced against Landlord individually or personally.

          (c) Landlord shall have the right to sell, assign or transfer its interest in the Premises without any prior notice to or consent of Tenant, subject to compliance with the provisions of Section 21 of this Lease, if applicable.

     24.2. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder or any other provision of this Lease, nor shall it affect the application of any provision of this Lease to other persons or circumstances.

     24.3. ENTIRE AGREEMENT. This Lease and the Exhibits attached hereto set forth the entire agreement between Landlord and Tenant concerning the Premises and there is no other agreement, oral or written, between them other than this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals and information conveyed, whether orally or in writing, between the parties or their respective representatives.

     24.4. TIME. Time is of the essence of this Lease and the performance of all obligations under this Lease.

     24.5. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and assigns.

                                33

     24.6. DEFAULT RATE. All amounts owing to one party from the other party under this Lease for which a date of payment is not expressly fixed shall be paid within ten (10) days after the date the party to whom such amount is payable delivers to the other party appropriate statements of account. As used in this Lease, the words "Default Rate" shall mean interest at the rate of four percent (4%) per annum in excess of the "prime rate" from time to time announced in The Wall Street Journal or if such publication ceases to publish a prime rate then as announced by a comparable publication. The Default Rate of interest shall be computed from the date on which any payment is due from either party to the other through and including the date paid.

     24.7. FORCE MAJEURE. Neither Landlord nor Tenant shall be considered in default of any of the terms, covenants and conditions of this Lease on its part to be performed, if it fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, restrictive governmental laws and regulations, riots, insurrections, war, accidents, casualties, acts of God, acts caused directly or indirectly by the other party hereto (or such party's agent, employees or invitees) or any other cause beyond its control. A party shall be entitled to an extension of time equal to one (1) day for each day of delay due to force majeure. The foregoing shall not apply to, excuse or be invoked to justify any delay in the payment of Rent or any other sum of money due from one party payable to the other party.

     24.8. NO WAIVER. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing signed by such party.

     24.9. CAPTIONS. The captions and headings in this Lease are inserted only as a matter of convenience and do not define, limit, expand or describe the scope or intent of such provisions.

     24.10. SURVIVAL. The following obligations of Landlord and Tenant shall survive the expiration or earlier termination of this
Lease: (a) any obligation permitted in this Lease to be performed after the end of the Term; (b) any obligation not reasonably susceptible of performance prior to the end of the Term; and (c) any other obligation expressly stated to survive termination.

     24.11. APPLICABLE LAW. This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by and construed in accordance with the laws and judicial decisions in effect in the State in which the Premises are located.

     24.12. AMENDMENT. No amendment to the provisions of this Lease shall be effective or enforceable unless made in writing and signed by Landlord and Tenant.

     24.13. APPROVALS; CONSENTS. Every approval and consent provided for in this Lease shall be made in writing.

     24.14. RIGHTS AND REMEDIES. All rights and remedies granted or referred to in this Lease shall be distinct, separate and cumulative and none shall exclude any other right or remedy of either party set forth in this Lease or available at law or in equity.

                                34

     24.15. HOLDOVER. If Tenant retains possession of the Premises after the expiration of the Term without the express written consent of Landlord, the monthly Base Rent payable by Tenant for each month of the period of such holding over shall be an amount equal to one hundred twenty-five percent (125%) of the monthly Base Rent in effect immediately preceding such holdover period; provided, however, that no payment of such increased monthly Rent by Tenant shall be deemed to extend or renew the Term. In the event that Landlord gives written consent to Tenant to remain in occupancy beyond the expiration of the Term, such occupancy shall be construed to be a renewal of this Lease for a month-to-month tenancy upon all of the terms and conditions set forth in this Lease, except that, unless otherwise provided in Landlord's consent, monthly Base Rent payable by Tenant for any such period of holdover tenancy shall be at the rate equal to one hundred percent (100%) of the monthly Base Rent in effect immediately preceding such holdover period.

     24.16. MEMORANDUM. Landlord and Tenant agree to complete, execute, deliver and record in the county in which the Premises are located a short form memorandum of this Lease substantially in the form and substance attached hereto as Exhibit C ("Memorandum"). Tenant shall pay all fees, taxes, costs and expenses to record the Memorandum.

     24.17. NO THIRD-PARTY RIGHTS. The terms and provisions of this Lease shall not be deemed to confer any rights upon, nor obligate Landlord or Tenant to, any person or entity other than the parties hereto, except for any Landlord Lender, Tenant Lender, TE Lender and Franchisor if and to the extent specifically provided herein.

     24.18. LANDLORD AND FRANCHISOR ACCESS. Upon not less than twenty-four (24) hours' prior notice (except in the case of an emergency), Landlord may enter upon the Premises during Tenant's non-peak business hours for purposes of inspection and showing the Premises to prospective purchasers or lenders. When entering the Premises, Landlord, its agents, employees and/or contractors (a) shall identify themselves to Tenant's personnel immediately upon entering the Premises, and (b) shall not, in any way, materially or unreasonably affect, interrupt or interfere with Tenant's use, business or operations on the Premises or obstruct the visibility of or access to the Premises. Landlord and Tenant (i) acknowledge that Franchisor, its personnel and agents have the right to enter upon the Premises for certain purposes under the Franchise Agreement, and (ii) agree not to interfere with or prevent such entry by Franchisor, its personnel and agents.

     24.19. DUE AUTHORITY.

       (a) Landlord represents and warrants to Tenant as follows: (i) that Landlord is a corporation created, validly existing and in good standing under Minnesota law; (ii) that Landlord has full right, power and authority to enter into and to perform its obligations under this Lease and that no consent or approval of any third parties is necessary in order to do so or that all such consents and approvals have been obtained; and (iii) that this Lease, when signed by Landlord, is a legal, valid and binding obligation of Landlord enforceable in accordance with its terms.

       (b) Tenant represents and warrants to Landlord as follows: (i) that Tenant is a limited liability company created, validly existing and in good standing under Delaware

                                35

     law; (ii) that Tenant has full right, power and authority to enter into and to perform its obligations under this Lease and that, except as otherwise specifically provided herein, no consent or approval of any third parties is necessary in order to do so; and (iii) that this Lease, when signed by Tenant, is a legal, valid and binding obligation of Tenant enforceable in accordance with its terms.

     24.20. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed to constitute a partnership or joint venture between Landlord and Tenant. The relationship of Landlord and Tenant shall only be deemed to be one of landlord and tenant.

     24.21. PREPARATION AND SIGNING OF LEASE. This Lease has been negotiated and reviewed by Landlord, Tenant and their respective attorneys and/or professional advisors, all of whom intend and believe this Lease to be the product of all of their joint efforts, that it contains the entire agreement between Landlord and Tenant and as such should not and shall not be interpreted or construed in favor of or against either Landlord or Tenant merely because of the efforts of one party or the other in preparing this Lease. The submission of this Lease for review or execution does not constitute a reservation of or option for the rights conferred herein. This Lease shall become effective only if and when executed and delivered by both Landlord and Tenant.

     24.22. BROKER. Landlord and Tenant each warrant and represent to the other that it has not dealt with any real estate broker, salesperson or finder in connection with this Lease. Landlord and Tenant each agree to indemnify, defend and hold the other party harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of its representation and warranty set forth herein.

     24.23. SEPARABILITY. Each and every covenant and agreement of Tenant contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same.

     24.24. MULTIPLE COUNTERPARTS. To facilitate execution, this Lease may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Lease to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

     24.25. BUSINESS DAYS. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays. In the event that any event hereunder is to occur, or a time

                                36

period is to expire, on a date which is not a business day, such event shall occur or such time period shall expire on the next succeeding business day.

     24.26. INTERPRETATION. When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa. Further, references to "person" or "persons" in this Lease shall mean and include any natural person and any corporation, partnership, joint venture, limited liability company, trust or other entity whatsoever. As used herein, the term "including" shall mean "including, but not limited to".

     24.27. NO MERGER OF TITLE. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

     24.28. FINANCIAL REPORTING. During the Term of this Lease, Tenant will deliver or cause to be delivered to Landlord the following financial information at the following times, all of which shall be reasonably true and correct:

      (a) During any twelve (12) month period and at Landlord's request but in no event more that two (2) times per year, unless such request is required in order for Landlord to obtain financing and in such event, when reasonably necessary, within thirty (30) days of said request, the most recent quarterly and year-to-date consolidated balance sheets and income and cash flow statements for the Tenant and for AAG and the accompanying unit level profit and loss statements for each Premises for that period; and

       (b) Within one hundred and twenty (120) days after the end of each fiscal year of Tenant and AAG, annual consolidated balance sheets and income and cash flow statements for the Tenant and for AAG for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied, including unit level profit and loss statements for that period for the Premises.

          The   annual  financial  statements  which  are  to   be
     delivered as provided above shall have been prepared and certified by an independent certified public accountant. All other financial statements to be delivered pursuant to this
     Section 24.28 shall be un-audited and certified to Landlord to be reasonably true and correct by the Tenant's controller or other officer. Landlord shall have the right, upon reasonable advance notice, to meet with appropriate officers of Tenant and AAG to discuss their respective affairs and finances and the financial information delivered pursuant hereto.

                                37


     24.29. MULTIPLE PERSONS OR ENTITIES. In the event that either party shall consist of more than one person or entity, (i) the obligations of such multiple persons or entities shall be joint and several, and (ii) the first notice with respect to a particular matter received by the other party from any one of the multiple persons or entities shall be final and binding on both parties, unless the party with multiple persons or entities previously has designated one among them as the representative of all, in which event only a notice from such representative shall be final and binding on both parties.

              [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






                                38


     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease as of the day and year first above written.


LANDLORD:      AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP,
               a Minnesota limited partnership

               By: AEI FUND MANAGEMENT XXI, INC.,
                    a Minnesota corporation, its General Partner

               By: /s/ Robert P Johnson
               Name:   Robert P Johnson
               Its:  President


               AEI INCOME & GROWTH FUND XXII LIMITED
               PARTNERSHIP, a Minnesota limited partnership

               By: AEI FUND MANAGEMENT XXI, INC.,
                    a Minnesota corporation, its General Partner

               By: /s/ Robert P Johnson
               Name:   Robert P Johnson
               Its:  President


 TENANT:       B.T. WOODLIPP, INC.,
                a Pennsyl nia corporation

               By: /s/ Lorin M Cortina
                       Lorin M Cortina
                       Executive Vice President





                                39


STATE OF MINNESOTA )
                    ) SS.
COUNTY OF HENNEPIN )


     On this day of September, 2006, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the general partner of AEI Income & Growth Fund XXI Limited Partnership, a Minnesota limited partnership, on behalf of said corporation.


[Notary seal]                       /s/ Jennifer L Schreiner
                                          Notary Public


STATE OF MINNESOTA )
                    ) ss.
COUNTY OF HENNEPIN )


     On this day of September, 2006, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the general partner of AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership, on behalf of said corporation.




[Notary seal]                       /s/ Jennifer L Schreiner
                                          Notary Public




                                40


STATE OF ILLINOIS
                   ) SS.
COUNTY OF COOK

   I Belinda Loza , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that LORIN M. CORTINA, personally known to me to be the Executive Vice President of B.T. WOODLIPP, INC., a Pennsylvania corporation ("Company"), and personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Executive Vice President, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act and deed of said Company, for the uses and purposes therein set forth.


     GIVEN under my hand and Notarial Seal this  21st day of

     September, 2006.




[Notary Seal]                 /s/ Belinda Loza
                              Notary Public





                                41


                             EXHIBIT A

                      Land Legal Description


All that certain parcel of land situate in the Township of Richland, County of Cambria, Commonwealth of Pennsylvania, being Parcel F-14 in the Plan of Minor Subdivision of Remaining Tract F for Johnstown Zamias Limited Partnership as recorded in the Recorder's Office of Cambria County, Pennsylvania, in Plan Book Volume 7, Page 375, being bounded and described as follows:

Beginning at a concrete monument at a corner common to Parcel F-13 and being on the Western legal right-of-way line of Township Road 737; thence along said legal right-of-way line the following:
South 31 14' 57" West, a distance of 180.00 feet to a concrete monument; South 58 45' 03 " East, a distance of 13.00 feet to a concrete monument; South 31 14' 57" West, a distance of 199.40 feet to a concrete monument; and Southwest along a curve to the right having a radius of 1,482.39 feet, a central angle of 01 28' 53" and an arc length of 38.33 feet to a concrete monument at a corner common to Tract G; thence along the lines of Tract G the following: North 35 15' 03" West, a distance of 112.86 feet to a concrete monument; North 03 15' 03" West, a distance of 228.00 feet to a concrete monument; South 86 44' 57" West, a distance of
175.00 feet to a concrete monument; North 03 15' 03" West, a distance of 88.00 feet to a concrete monument; thence North 20 14' 57" East, a distance of 32.00 feet to a concrete monument; and North 58 45' 03" West, a distance of 100.08 feet to a concrete monument on the legal right-of-way for limited access line for Route 219; thence along the legal right-of-way for limited access line, North 42 35' 42" East, a distance of 183.59 feet to an iron pin at a corner common to Parcel F-13; thence along the line of Parcel F-13, South 58 45' 03" East, a distance of 483.29 feet to the point of beginning.

Being further Identified as Parcel No. 50-4-191.

Together with the right, title and interest in the land described in Declaration of Easements made by Johnstown Zamias Limited Partnership, dated June 17, 1991 and recorded in Deed Book Volume 1252, page 672; as amended by Amended and Restated Declaration of Easements, dated August 7, 1992 and recorded in Deed Book Volume 1270, page 303; and Map recorded in Map Book Volume 8, page 107.



PARCEL NO.:         50-4-191
PROPERTY ADDRESS:   425 Galleria
                    Drive
                    Johnstown, PA
                    15904




                                42